UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

CERUS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Concord Avenue, Suite 600
Concord, California		94520
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 925 288-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CERS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2026, Cerus Corporation (the “Company”) announced that Vivek Jayaraman, the Company’s Chief Operating Officer, will be appointed as the Company’s President and Chief Executive Officer, effective July 1, 2026 (the “Effective Date”). Effective on the same date, William “Obi” Greenman, the Company’s President and Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”), will cease serving as President and Chief Executive Officer and will serve as Executive Chairman of the Board. Mr. Jayaraman will also be appointed to the Board, effective on the Effective Date.

Mr. Jayaraman, 52, was appointed as the Company’s Chief Operating Officer in March 2020. He previously served as the Company’s Chief Commercial Officer since August 2016. From October 2009 to February 2016, Mr. Jayaraman served as Vice President, Sales and Marketing of TriVascular Technologies, Inc., or TriVascular, where he oversaw TriVascular’s commercial expansion as the company grew from a preclinical, venture-backed startup into a publicly traded, global medical device company. Prior to TriVascular, Mr. Jayaraman served in roles of increasing responsibility at Medtronic, Inc.; most recently serving as vice president of global marketing for Medtronic’s endovascular innovations business. Mr. Jayaraman received his MBA from the Wharton School at the University of Pennsylvania and holds dual bachelor’s degrees from the University of Michigan.

Letter Agreement with Mr. Jayaraman

In connection with his appointment as President and Chief Executive Officer, Mr. Jayaraman entered into an offer letter agreement with the Company, effective March 11, 2026 (the “Letter Agreement”) which, as of the Effective Date, will supersede Mr. Jayaraman’s current employment offer letter with the Company. Pursuant to the Letter Agreement, Mr. Jayaraman will serve as the Company’s President and Chief Executive Officer beginning on the Effective Date and will:

•
receive an annual base salary of $740,000;
•
be eligible to earn an annual cash bonus, with (a) a target annual cash bonus opportunity for calendar year 2026 determined on a blended basis, reflecting (i) a target bonus opportunity of 55% of the base salary earned in his role as Chief Operating Officer during 2026 and (ii) a target bonus opportunity of 80% of the base salary earned in his role as President and Chief Executive Officer during 2026 and (b) a target annual cash bonus opportunity for 2027 and subsequent calendar years of up to 80% of his base salary rate, in each case based upon the Board’s assessment of his individual performance and the Company’s performance, as well as any other criteria the Board deems relevant, with the amount earned determined in the Board’s sole discretion;
•
be eligible to receive a promotion award with an aggregate target value of $2,000,000 (the “Promotion Award”), consisting of time-based restricted stock units and performance-based restricted stock units, subject to approval by the Compensation Committee of the Board (the “Committee”);
•
be eligible to receive a one-time promotional equity award with an aggregate target value of $1,000,000, consisting of performance-based restricted stock units (the “Achievement Award”), subject to approval by the Committee; and
•
be eligible to participate in the Company’s standard employee benefits offered to executive level employees, as in effect from time to time and subject to the terms and conditions of the benefit plans and applicable Company policies.

The Promotion Award will consist of 75% time-based restricted stock units and 25% performance-based restricted stock units, with a grant date expected to occur on or shortly after July 1, 2026. The time-based restricted stock unit portion of the Promotion Award will vest as to 33% of the shares subject to such award on the first anniversary of the grant date and as to the remaining 67% on the second anniversary of the grant date, subject to Mr. Jayaraman’s continued service through each applicable vesting date. The performance-based restricted stock unit portion of the Promotion Award will be subject to performance criteria consistent with those applicable to the annual performance-based restricted stock unit award granted to him in March 2026.

The Achievement Award will consist entirely of performance-based restricted stock units, with a performance period commencing on July 1, 2026 and ending on the third anniversary thereof, subject to performance criteria as set forth in the applicable award agreement.

The number of shares subject to both the Promotion Award and the Achievement Award will be determined based on the 30-day average closing price of the Company’s common stock prior to the applicable grant date; provided, however, that if such average closing price is less than $2.50 per share, the number of shares will be calculated using a price of $2.50 per share.

Pursuant to the Letter Agreement, Mr. Jayaraman’s employment relationship with the Company is at will, and either he or the Company may terminate his employment at any time, with or without “Cause” (as defined in the Letter Agreement) or advance notice. In the event the Company terminates Mr. Jayaraman’s employment without Cause or he resigns for “Good Reason” (as defined in the Letter Agreement) (a “Qualifying Termination”), and subject to his execution and non-revocation of a release of claims in favor of the Company, Mr. Jayaraman will be eligible to receive the following severance benefits:

•
a cash severance payment equal to 12 months of his base salary in effect as of the date of his separation from service with the Company, paid in installments on the Company's ordinary payroll dates, commencing within 60 days following such separation date;
•
if the Qualifying Termination occurs after September 30 of a calendar year, a prorated annual cash bonus for such year determined based on his target annual cash bonus opportunity and the portion of the year during which he was employed;
•
provided he timely elects continued coverage under COBRA, payment or reimbursement by the Company of the COBRA premiums required to continue his health insurance coverage (including eligible dependents) through the period starting on the date of his separation from service with the Company and ending on the earliest to occur of: (i) 12 months following such separation date, (ii) the date he obtains health care coverage from another source, or (iii) the date he ceases to be eligible for COBRA coverage; provided that if the Company determines it cannot provide such COBRA benefit without potentially violating applicable law, it will instead provide a taxable monthly cash payment equal to the applicable monthly COBRA premium amount; and
•
full acceleration of the vesting of any then-unvested time-based restricted stock units and performance-based restricted stock units (with performance-based restricted stock units deemed earned at target) as of the date of his separation from service with the Company.

The Letter Agreement also provides that, in the event of a Qualifying Termination occurring upon or within 12 months following the closing of a Change in Control (as that term is defined in the Company’s 2024 Equity Incentive Plan), the accelerated vesting described above applies.

A copy of the Letter Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Offer Letter Agreement, effective as of March 11, 2026, between Cerus Corporation and Vivek Jayaraman.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cerus Corporation

Date:	March 16, 2026	By:	Chrystal N Jensen
Chrystal N. Jensen, Chief Legal Officer, General Counsel and Secretary